EXHIBIT 99.14

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES APRIL 30, 2005 ASSETS UNDER MANAGEMENT

New York, NY, May 11, 2005 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported that preliminary assets under management were $522 billion at April 30, 2005, a decrease of approximately $12 billion, or 2.2%, from $534 billion at March 31, 2005.

Preliminary long-term assets under management, excluding assets of its cash management services business (“CMS”), decreased by approximately $7 billion or 1.4% in the month of April, to $500 billion, primarily due to market depreciation.

CMS assets under management declined by approximately $5 billion during April to $22 billion, due primarily to seasonal redemptions related to investor tax obligations and continuing transfers of client assets in connection with the sale of the business to Federated Investors, Inc. under an agreement signed late last year. It is anticipated that the bulk of the remaining CMS assets covered by the agreement will be transferred during the second quarter.

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ billions)

	At April 30, 2005 (preliminary)				At Mar 31, 2005	At Dec 31, 2004	At Apr 30, 2004
	Institutional Investment Management	Retail	Private Client	Total	Total	Total	Total
Long Term:
Equity
Growth	$61	$43	$12	$116	$118	$123	$117
Value	119	40	32	191	195	193	153
Total Equity	180	83	44	307	313	316	270

Fixed Income	103	41	21	165	165	164	146

Index/Structured	23	5	0	28	29	30	27

Total Long Term	306	129	65	500	507	510	443

CMS	0	22	0	22	27	29	29

Total	$306	$151	$65	$522	$534	$539	$472

	At March 31, 2005

Total Long Term	$311	$131	$65	$507

Total	$311	$158	$65	$534

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2005, Alliance Holding owned approximately 31.9% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 60.2% of the issued and outstanding Alliance Capital Units at March 31, 2005 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and

Alliance Holding, represent an approximate 61.2% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  We caution readers to carefully consider such forward-looking statements in light of these factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2004. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.